UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2017

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

521 East Morehead Street, Suite 500
Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (800) 326-5789

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Introductory Note

On July 3, 2017, FairPoint Communications, Inc. (“FairPoint”) consummated the previously announced merger (the “Merger”) with Falcon Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of Consolidated Communications Holdings, Inc., a Delaware corporation (“Consolidated”), whereby Merger Sub merged with and into FairPoint with FairPoint continuing as the surviving corporation, and as a result of which FairPoint has been acquired by, and has become a wholly owned subsidiary of, Consolidated. The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of December 3, 2016 as amended by the First Amendment to Agreement and Plan of Merger entered into as of January 20, 2017 (as so amended, the “Merger Agreement”), among FairPoint, Consolidated and Merger Sub. The following events took place in connection with the consummation of the Merger:

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, FairPoint terminated its Credit Agreement, dated as of February 14, 2013, by and among FairPoint and the lenders referred to therein and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley), as administrative agent and letter of credit issuer (as amended and supplemented, the “Credit Agreement”) at the effective time of the Merger and a payment of the amount previously outstanding under the Credit Agreement was made in full in cash. The related Pledge Agreement, made by FairPoint and the subsidiary guarantors party thereto in favor of Morgan Stanley, as administrative agent, Security Agreement among FairPoint and the subsidiary guarantors party thereto in favor of Morgan Stanley, and Continuing Guaranty made by the subsidiary guarantors party thereto in favor of Morgan Stanley, each dated as of February 14, 2013, were also terminated.

In addition, in connection with the consummation of the Merger, FairPoint’s 8.75% Senior Secured Notes due 2019 (the “Notes”) issued pursuant to the Indenture, dated as of February 14, 2013 (as supplemented, the “Indenture”), among FairPoint, the subsidiary guarantors party thereto and U.S. Bank National Association, as collateral agent and trustee (the “Trustee”), were satisfied and discharged at the effective time of the Merger in accordance with the Indenture’s terms after FairPoint issued notice of redemption and funded an amount to the Trustee sufficient to redeem the Notes, each in accordance with the Indenture’s terms. The related Security Agreement among the subsidiary guarantors party thereto and the Trustee, and Pledge Agreement among the subsidiary guarantors party thereto and the Trustee, each dated as of February 14, 2013, were also satisfied and terminated.

Item 2.01.	Completion of Acquisition or Disposal of Assets.

On July 3, 2017, the Merger was consummated in accordance with the Merger Agreement under the terms of the Merger Agreement and in accordance with the Delaware General Corporation Law. Merger Sub was merged with and into FairPoint with FairPoint continuing as the surviving corporation and a wholly-owned subsidiary of Consolidated. The aggregate consideration paid by Consolidated was approximately 19,908,348 shares of Consolidated’s common stock, without giving effect to related transaction fees and expenses. The disclosure under Item 3.03 is incorporated herein by reference.

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Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 3, 2017, FairPoint notified the Nasdaq Stock Market LLC (“Nasdaq”) of the effectiveness of the Merger, pursuant to which each share of FairPoint’s common stock was converted into the right to receive 0.7300 shares of common stock of Consolidated. On July 3, 2017, FairPoint requested that Nasdaq file, and Nasdaq filed, with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 to report that the shares of FairPoint’s common stock are no longer listed on Nasdaq. FairPoint intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

On July 3, 2017, the Merger was consummated in accordance with the Merger Agreement. Under the terms of the Merger Agreement:

  At the effective time of the Merger, each issued and outstanding share of FairPoint common stock, par value $0.01 per share, converted into the right to receive 0.7300 shares of common stock of Consolidated, par value $0.01 per share, constituting an approximate aggregate total of 19,908,348 shares of Consolidated’s common stock (the “Merger Consideration”).
  No fractional shares of Consolidated common stock will be issued to any FairPoint shareholder in the Merger. Each FairPoint stockholder who would otherwise have been entitled to receive a fraction of a share of Consolidated common stock in the Merger will receive cash in an amount equal to the product obtained by multiplying (i) the fractional share of Consolidated common stock to which such holder would otherwise be entitled (after taking into account all shares of FairPoint common stock held by such holder immediately prior to the effective time of the Merger) by (ii) $21.47, the last reported sale price of Consolidated common stock on the NASDAQ Global Select Market (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually selected by Consolidated and FairPoint) on June 30, 2017, the last complete trading day prior to the date of the effective time of the Merger, less any applicable taxes required to be withheld.

This description of the Merger is qualified in its entirety by reference to the Merger Agreement attached to Exhibit 2.1 to FairPoint’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2016, as amended by the First Amendment thereto, dated as of January 20, 2017, attached as Exhibit 2.3 to FairPoint’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, each of which is incorporated herein by reference.

Upon the effective time of the Merger, holders of FairPoint’s common stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders in FairPoint (other than their right to receive the Merger Consideration).

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Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change in control of FairPoint occurred and FairPoint became a wholly-owned subsidiary of Consolidated. Consolidated financed the payment of the fees and expenses in connection with the Merger and the payment of the existing indebtedness of FairPoint with debt and cash on hand. The disclosure under Item 3.03 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In addition, as a result of the Merger, all of the current directors and officers of FairPoint resigned from their directorships, any board committees of which they were a member, and all officer positions of FairPoint, as of the effective time of the Merger. Pursuant to the Merger Agreement, as a result of the Merger, the directors of Merger Sub immediately prior to the effective time of the Merger (C. Robert Udell, Jr., Steven J. Shirar and Steven L. Childers) became the directors of the surviving corporation of the Merger, and the officers of Merger Sub immediately prior to the effective time of the Merger, including C. Robert Udell, Jr. – President and Chief Executive Officer and Steven L. Childers – Chief Financial Officer, Assistant Secretary and Treasurer, became officers of the surviving corporation of the Merger.

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Immediately following the effective time of the Merger, FairPoint’s amended and restated certificate of incorporation was amended and restated in its entirety to read as set forth in Exhibit A to the Merger Agreement. The amended and restated certificate of incorporation of the surviving corporation of the Merger is attached as Exhibit 3.1 hereto and incorporated herein by reference. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, FairPoint’s by-laws were amended and restated in their entirety to be identical to the by-laws of Merger Sub, as in effect immediately prior to the effective time of the Merger. The by-laws of the surviving corporation of the Merger are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of December 3, 2016, by and among the FairPoint, Consolidated and Merger Sub (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated December 3, 2016), as amended by the First Amendment thereto, dated as of January 20, 2017 (incorporated by reference to Annual Report on Form 10-K for the fiscal year ended December 31, 2016).
3.1	Tenth Amended and Restated Certificate of Incorporation.
3.2	Third Amended and Restated By-laws.

* Schedules and other attachments to the Agreement and Plan of Merger, which are listed in the exhibit, are omitted. FairPoint agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2017	FairPoint Communications, Inc.
By: /s/ Steven L. Childers Name: Steven L. Childers Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of December 3, 2016, by and among the FairPoint, Consolidated and Merger Sub (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated December 3, 2016), as amended by the First Amendment thereto, dated as of January 20, 2017 (incorporated by reference to Annual Report on Form 10-K for the fiscal year ended December 31, 2016).
3.1	Tenth Amended and Restated Certificate of Incorporation.
3.2	Third Amended and Restated By-laws.

* Schedules and other attachments to the Agreement and Plan of Merger, which are listed in the exhibit, are omitted. FairPoint agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.

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